Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Financial Statements (referred to as the “pro forma financial statements”) presented below are derived from the historical consolidated financial statements of AAC Holdings, Inc. (“AAC” or the “Company”) and AdCare, Inc. and its subsidiaries (“AdCare”).

On March 1, 2018 (the “Closing Date”), the Company completed the acquisition of AdCare and its subsidiaries (the “Acquisition”). AdCare offers treatment of drug and alcohol addiction and owns, among other things, a 114-bed hospital, five outpatient centers in Massachusetts, a 59-bed residential inpatient treatment center and two outpatient centers in Rhode Island.

The Unaudited Pro Forma Condensed Combined Statements of Operations presented below (the “pro forma statements of operations”) for the year ended December 31, 2017 and the three months ended March 31, 2018, give effect to the Acquisition as if it was consummated on January 1, 2017. In accordance with Article 11 of Regulation S-X, a pro forma balance sheet is not required as the transactions related to the Acquisition were reflected in AAC’s unaudited condensed consolidated balance sheet, included in AAC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) expected to have a continuing impact on the Company’s combined results. The basis and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), the Acquisition is being accounted for under the acquisition method with AAC as the acquirer of AdCare. As of the date of this report, we have not completed the valuation work necessary to arrive at the final estimates of fair value of AdCare’s assets acquired, the liabilities assumed and the related purchase price allocation. However, for purposes of these pro forma financial statements, preliminary allocation estimates based on information known to management as of the date of this report have been included. The final fair value of the assets acquired and liabilities assumed as of the date of the Acquisition may differ materially from the information presented herein.

The pro forma financial statements reflect the following transactions, which took place in 2018: (i) the Acquisition; (ii) the borrowing of a $65.0 million incremental term loan under the Company’s senior secured credit agreement with Credit Suisse AG, as administrative agent and collateral agent and the lenders party thereto (the “2017 Credit Facility”); (iii) the issuance of the AdCare Note (as defined below); and (iv) the issuance of 562,051 shares of AAC’s common stock to Seller as part of the consideration paid in the Acquisition.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should also be read in conjunction with these unaudited pro forma financial statements. You should also read this information in conjunction with:

•

Audited consolidated financial statements of AAC for the year ended December 31, 2017, included in AAC’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018;

•

Audited consolidated financial statements of AdCare for the years ended September 30, 2017, 2016 and 2015, together with the notes thereto and the independent auditors’ report thereon, included as Exhibit 99.1 in AAC’s Amendment No. 1 to the Current Report on Form 8-K/A filed herewith;

•

Unaudited consolidated financial statements of AdCare for the three months ended December 31, 2017 and 2016, included as Exhibit 99.2 in AAC’s Amendment No. 1 to the Current Report on Form 8-K/A filed herewith; and

•

Unaudited consolidated financial statements of AAC for the three months ended March 31, 2018, which includes results of AdCare for the period from March 1, 2018 through March 31, 2018 included in AAC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018.

AAC HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except share data)

	Historical Data
	AAC Year Ended December 31, 2017	AdCare Year Ended September 30, 2017	Reclassifications (Note 3)	Adjustments (Note 4)		Pro Forma Combined
Revenues
Client related revenue	$308,538	$52,830	$(5,529)	$—		$355,839
Non-client related revenue	9,103	—	5,529	—		14,632
Total revenues	317,641	52,830	—	—		370,471

Operating expenses
Salaries, wages and benefits	146,390	—	30,416	—		176,806
Client related services	27,031	—	3,390	—		30,421
Provision for doubtful accounts	36,914	—	—	—		36,914
Advertising and marketing	12,315	—	697	—		13,012
Professional fees	12,638	—	2,338	—		14,976
Other operating expenses	36,309	—	4,105	—		40,414
Rentals and leases	7,514	—	606	—		8,120
Litigation settlement	23,607	—	—	—		23,607
Depreciation and amortization	21,504	947	—	545	(a)	22,996
Acquisition-related expenses	1,162	—	—	(444)	(b)	718
Professional services	—	30,205	(30,205)	—		—
General services	—	5,064	(5,064)	—		—
Administrative services	—	6,283	(6,283)	—		—
Total operating expenses	325,384	42,499	—	101		367,984
(Loss) income from operations	(7,743)	10,331	—	(101)		2,487
Interest expense (income), net	16,811	18	—	5,382	(c)	22,211
Loss on extinguishment of debt	5,435	—	—	—		5,435
Other loss (income), net	116	(25)	—	—		91
(Loss) income before income tax benefit	(30,105)	10,338	—	(5,483)		(25,250)
Income tax (benefit) expense	(5,018)	295	—	(2,012)	(d)	(6,735)
Net (loss) income	(25,087)	10,043	—	(3,471)		(18,515)
Less: net loss attributable to noncontrolling interest	4,508	—	—	—		4,508
Net loss (income) attributable to AAC Holdings, Inc. common stockholders	$(20,579)	$10,043	$—	$(3,471)		$(14,007)

Basic loss per common share	$(0.88)	n/a	n/a	n/a		$(0.59)
Diluted loss per common share	$(0.88)	n/a	n/a	n/a		$(0.59)
Weighted-average common shares outstanding:
Basic	23,277,444	n/a	n/a	562,051	(e)	23,839,495
Diluted	23,277,444	n/a	n/a	562,051	(e)	23,839,495

See accompanying notes to unaudited pro forma condensed combined financial statements.

AAC HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except share data)

	Historical Data
	AAC Three Months Ended March 31, 2018	AdCare Two Months Ended February 28, 2018	Adjustments (Note 4)		Pro Forma Combined
Revenues
Client related revenue	$75,923	$7,433	$—		$83,356
Non-client related revenue	2,550	873	—		3,423
Total revenues	78,473	8,306	—		86,779

Operating expenses
Salaries, wages and benefits	40,084	7,514	(2,423)	(f)	45,175
Client related services	7,747	552	—		8,299
Advertising and marketing	2,599	144	—		2,743
Professional fees	3,650	322	(120)	(b)	3,852
Other operating expenses	10,588	736	—		11,324
Rentals and leases	2,116	107	—		2,223
Litigation settlement	2,791	—	—		2,791
Depreciation and amortization	5,464	142	108	(a)	5,714
Acquisition-related expenses	305	—	(262)	(b)	43
Total operating expenses	75,344	9,517	(2,697)		82,164
Income (loss) from operations	3,129	(1,211)	2,697		4,615
Interest expense, net	6,709	(7)	401	(c)	7,103
Other expense (income), net	9	(58)	—		(49)
Loss before income tax benefit	(3,589)	(1,146)	2,296		(2,439)
Income tax benefit (expense)	(1,494)	12	583	(d)	(899)
Net loss	(2,095)	(1,158)	1,713		(1,540)
Less: net loss attributable to noncontrolling interest	1,893	—	—		1,893
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(202)	$(1,158)	$1,713		$353

Basic (loss) earnings per common share	$(0.01)	n/a	n/a		$0.01
Diluted (loss) earnings per common share	$(0.01)	n/a	n/a		$0.01
Weighted-average common shares outstanding:
Basic	23,744,208	n/a	368,456	(e)	24,112,664
Diluted	23,744,208	n/a	405,852	(e)	24,150,060

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   Description of Transaction and Basis of Presentation

On March 1, 2018 (the “Closing Date”), the Company completed the acquisition of AdCare and its subsidiaries (the “Acquisition”). AdCare was purchased for total consideration of $83.9 million, subject to adjustments as set forth in the Securities Purchase Agreement (the “Purchase Agreement”), by and among AAC Healthcare Network, Inc., AAC, AdCare, and AdCare Holding Trust (the “Seller”). The consideration was comprised of (i) approximately $65.2 million in cash, excluding expenses and other adjustments, (ii) approximately $5.4 million in shares of AAC’s common stock (or 562,051 shares at $9.68 per share), (iii) a promissory note in the aggregate principal amount of approximately $9.6 million (the “AdCare Note”), and (iv) contingent consideration valued at $0.9 million recorded in accrued and other current liabilities. The Company acquired $2.7 million of cash on hand at AdCare, which was returned to the Seller within 60 days of the Acquisition as required by the Purchase Agreement. The contingent consideration that can be earned by the Seller ranges from zero to $3.1 million, subject to achievement of a certain adjusted EBITDA target over the 12 months following the Closing Date.

The pro forma financial statements have been presented for illustrative purposes only and do not reflect the impact of synergies resulting from the Acquisition. We expect to achieve certain synergies in connection with integrating AdCare’s operations with our operations. The pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies expected to result from the Acquisition.

The Company currently estimates that certain cost saving changes will result in annual combined savings of approximately $2.0 million to $3.0 million, which are not reflected in the pro forma condensed consolidated statements of operations. Although the Company believes such benefits will be realized, there can be no assurance that these cost savings or any other synergies will be achieved in full or at all.

2.   Consideration Transferred and Preliminary Purchase Price Allocation

The Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration paid over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

The following is a summary of the preliminary estimated fair value of the net assets acquired on the Closing Date:

Fair Value of Assets Acquired and Liabilities Assumed
Cash and cash equivalents	$2,700
Accounts receivable	4,357
Prepaid expenses and other assets	996
Property and equipment	15,719
Goodwill	62,788
Intangible assets	5,280
Total assets acquired	91,840
Current liabilities	5,931
Long-term liabilities	2,004
Net assets acquired	$83,905

We have made preliminary allocation estimates based on the information known to us as of the date of this report. We expect that the final determination of the purchase price allocation will include, but will not be limited to, valuations with respect to fixed assets, trademarks, trade names and other intangible assets. The valuations will consist of appraisals, discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

The final, adjusted amounts allocated to assets acquired and liabilities assumed in the Acquisition will be based on the fair value of the net assets acquired at the Acquisition date and could differ materially from the preliminary amounts presented in the table above. A decrease in the fair value of assets acquired, or an increase in the fair value of liabilities assumed, from those preliminary valuations presented in these pro forma financial statements would result in a corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the acquired assets is higher than the preliminary values above, it may result in higher depreciation and amortization expense than is presented in these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3. Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of AdCare to conform to the financial statement presentation of AAC. Revenue primarily related to AdCare’s service contracts was reclassified from client related revenue to non-client related revenue. In addition, AdCare’s primary operating expenses were reclassified to conform to AAC’s presentation of operating expenses.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)  Depreciation and Amortization

The adjustment for depreciation and amortization represents the estimated expense associated with the change in fair value of the property and equipment and individually identifiable intangible assets preliminarily recorded in relation to the Acquisition. For the year ended December 31, 2017, the pro forma adjustment represents a decrease in depreciation expense of approximately $142,000 and an increase in amortization expense of approximately $687,000. For the two months ended February 28, 2018, the pro forma adjustment represents a decrease in depreciation expense of approximately $7,000 and an increase in amortization expense of $115,000.

The pro forma depreciation expense for the assets acquired is as follows:

	Preliminary Fair Value	Weighted Average Life (Years)	Adjustment to Depreciation Expense for the Year Ended December 31, 2017	Adjustment to Depreciation Expense for the Two Months Ended February 28, 2018
Land	$3,530	n/a	n/a	n/a
Buildings and improvements	11,041	23	610	102
Equipment and software	1,121	6	195	33
Construction in progress	27	n/a	n/a	n/a
Total	15,719		805	135
Less historical depreciation expense			947	142
Pro forma adjustment			$(142)	$(7)

The pro forma amortization expense for the assets acquired is as follows:

	Preliminary Fair Value	Weighted Average Life (Years)	Adjustment to Amortization Expense for the Year Ended December 31, 2017	Adjustment to Amortization Expense for the Two Months Ended February 28, 2018
Trademarks and trade names	$3,100	10	$310	$52
Non-compete agreements	680	3	227	38
Service contracts	950	10	95	16
Other	550	10	55	9
Pro forma adjustment	$5,280		$687	$115

(b)  Costs Related to the Acquisition

Certain professional fees and acquisition-related expenses recognized during the year ended December 31, 2017 and the three months ended March 31, 2018 have been excluded from the pro forma condensed combined statements of operations as these items are directly attributable to the Acquisition and will not have an ongoing impact. The pro forma adjustment for these expenses totaled $0.4 million for both the year ended December 31, 2017 and three months ended March 31, 2018.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(c)  Debt Transactions

Adjustments have been made in the pro forma financial statements to reflect the effect on the following items for the year ended December 31, 2017 and the three months ended March 31, 2018:

i)

On October 6, 2017, in conjunction with the Company’s acquisition of AdCare, Inc., the Company secured a $65.0 million incremental term loan commitment under the 2017 Credit Facility, subject to customary closing conditions and regulatory provisions. In connection with the financing, the Company incurred costs associated with a ticking fee that commenced on October 17, 2017, at a rate of LIBOR plus 3.375%, and which increased to LIBOR plus 6.75% from November 2017 until the closing date of the Acquisition. For the year ended December 31, 2017, and the three months ended March 31, 2018, the Company recognized $0.8 million and $0.6 million of expense, respectively.

ii)

On the Closing Date, in conjunction with the Acquisition, the Company borrowed $65.0 million of Incremental Term Loans (as defined in the 2017 Credit Facility) under the 2017 Credit Facility. The Company incurred approximately $2.6 million in debt issuance costs related to underwriting and other professional fees as a result of the borrowing. Based on interest rates in effect on the Closing Date, the Company utilized a rate of 8.4% to estimate the pro forma adjustments to interest expense.

iii)

On the Closing Date, in conjunction with the Acquisition, in consideration for covenants and agreements set forth in the Purchase Agreement, the Company issued the AdCare Note to the Seller, with an original principal amount of $9.6 million. The AdCare Note matures on September 29, 2023 and accrues interest at a fixed rate per annum equal to 5.0% compounded annually. Payments of principal and interest pursuant to the AdCare Note commenced on April 30, 2018 and will continue monthly until the maturity date.

Based on these events, an adjustment was made to the unaudited pro forma condensed combined statements of operations to reflect the additional expense that would have been incurred during the historical periods presented assuming the Acquisition had occurred on January 1, 2017. The additional interest expense incurred as a result of the new borrowings is as follows:

	Debt	Adjustment to Historical Interest Expense for the Year Ended December 31, 2017	Adjustment to Historical Interest Expense for the Two Months Ended February 28, 2018
Incremental Term Loan	$65,000	$5,242	$813
Subordinated debt	9,634	469	74
Amortization of new debt issuance costs	2,568	482	80
Total		6,193	967
Less ticking fee		811	566
Pro forma adjustment		$5,382	$401

(d)  Income Taxes

Income tax (benefit) expense was adjusted to record the income tax effects of the of the other pro forma adjustments using a combined statutory federal and state tax rate of 36.7% for the year ended December 31, 2017 and 25.4% for the three months ended March 31, 2018.

(e)  AAC Holdings, Inc. Common Stock – Shares Outstanding

Basic and diluted common shares outstanding were adjusted in connection with the issuance of 562,051 shares of AAC’s common stock to Seller as part of the consideration paid in the Acquisition. Diluted common shares outstanding were also adjusted to reflect a change from net loss to net income because they are no longer anti-dilutive.

(f)  Salaries, Wages and Benefits

Salaries, wages and benefits were adjusted for a discretionary, one-time bonus payment made during the three months ended March 31, 2018, to certain employees of AdCare in connection with the Acquisition.